Exhibit 10.24

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 13th day of March, 2006 effective as of March 1, 2006.

BETWEEN:

(1)                                                          Ness Technologies, Inc.
a Delaware Corporation
of Kiryat Atidim,Israel
( hereinafter including any subsidiary the “Company”)

(2)                                                          Mr. Tuvia Feldman
(the “Executive”)

WHEREAS, the Parties have previously entered into an Employment Agreement dated as of December 12, 1995 and addendum as of August 27, 2000 (the “Employment Agreement”), setting forth the terms and conditions of the employment relationship of the Executive with the Company;

WHEREAS, the Parties desire to amend the provisions of the Employment Agreement in the manner hereinafter appearing:

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the parties hereto hereby agree as follows:

1.                                       In this Agreement, unless there is something in the subject or context inconsistent therewith, capitalized terms appearing in this Agreement shall have the meaning assigned to them in the Employment Agreement

2.                                       The Employment Agreement shall hereby be amended as follows:

In section H (1) and H (2) the advance notice period upon termination by either party shall be extended to 12 months.

3.                                       Except as set forth in Section 2 hereof, the terms, conditions and agreements set forth in the Employment Agreement are hereby ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Ness Technologies Inc.

BY:	/s/ AHARON FOGEL	/s/ RAVIV ZOLLER
	Aharon Fogel	Raviv Zoller
Title:	Chairman of the Board	President and CEO

The Executive		/s/ TUVIA FELDMAN
Tuvia Feldman